Section 4: EX-99.2 (EXHIBIT 99.2)

Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial statements present the impact of the merger (the “Merger”) of Reliant Bancorp, Inc. (“Reliant”) and Community First, Inc. (“Community First”) in which Community First merged into Reliant’s wholly owned subsidiary, Reliant Bank.

The unaudited pro forma condensed combined financial information is based on the historical financial statements of Reliant and Community First. Historical financial information for Community First was derived from its audited consolidated financial statements as of and for the year ended December 31, 2017. Historical financial information for Reliant was derived from its audited consolidated financial statements as of and for the year ended December 31, 2017, included in Reliant’s Annual Report on Form 10-K filed on March 16X, 2018.

The unaudited pro forma combined consolidated financial statements are provided for informational purposes only and are not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the merger been completed as of the dates indicated or that will be achieved in the future. The preparation of the unaudited pro forma combined condensed financial statements and related adjustments required management to make certain assumptions and estimates. Such information includes adjustments, which are preliminary and may be revised, and such revisions may result in material changes. The unaudited pro forma financial information does not give consideration to the impact of possible cost savings, expense efficiencies, synergies, strategy modifications, asset dispositions, or other actions that may result from the merger. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements referred to above.

Unaudited Pro Forma Combined Condensed Balance Sheet

December 31, 2017

(In Thousands)

	Reliant	Community First			Combined Pro Forma
	December 31,	December 31,	Pro Forma		December 31,
	2017	2017	Adjustments		2017
Assets:
Cash and cash equivalents	$20,668	$33,128	$-		$53,796
Time deposits in other financial institutions	-	23,309	-		23,309
Securities available for sale	220,201	69,078	-		289,279
Loans, net of unearned income	772,219	320,084	(7,044)	A	1,085,259
Allowance for loan losses	(9,731)	(3,894)	3,894	B	(9,731)
Loans, net	762,488	316,190	(3,150)		1,075,528
Mortgage loans held for sale, net	45,322	910	-		46,232
Accrued interest receivable	5,744	1,165			6,909
Premises and equipment, net	9,790	10,342	(757)	C	19,375
Restricted equity securities	7,774	1,727	-		9,501
Cash surrender value of life insurance contracts	33,663	10,664	-		44,327
Other real estate owned, net	-	2,386	(736)	D	1,650
Deferred tax assets, net	1,250	8,076	(3,191)	E	6,135
Goodwill	11,404	-	32,061	F	43,465
Core deposit intangibles	1,280	667	7,221	G	9,168
Other assets	5,450	1,888	-		7,338
Total assets	$1,125,034	$479,530	$31,448		$1,636,012

Liabilities and Shareholders’ Equity:
Liabilities:
Deposits—noninterest-bearing	$131,996	$80,939	$-		$212,935
Deposits—interest-bearing	751,523	352,018	82	H	1,103,623
Total deposits	883,519	432,957	82		1,316,858
Other borrowings	96,747	13,000	(1,478)	I	108,269
Payables and other liabilities	4,631	4,184	250	J	9,065
Total liabilities	984,897	450,141	(1,146)		1,433,892
Shareholders’ Equity:
Common stock	9,034	25,531	(23,115)	K	11,450
Additional paid in capital	112,437	17,785	41,782	K	172,004
Retained earnings (deficit)	17,192	(11,329)	11,329	K	17,192
Accumulated other comprehensive income (loss)	1,474	(2,598)	2,598	K	1,474
Total shareholders’ equity	140,137	29,389	32,594		202,120

Total liabilities and shareholders’ equity	$1,125,034	$479,530	$31,448		$1,636,012

See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Information

Unaudited Pro Forma Combined Condensed Statement of Income

For the Year Ended December 31, 2017

(Dollar Amounts In Thousands, Except Per Share Data)

	Reliant	Community First			Pro Forma Combined
	Year Ended December 31,	Year Ended December 31,	Pro Forma		Year Ended December 31,
	2017	2017	Adjustments		2017
Interest income:
Interest and fees on loans	$34,176	$15,370	$1,477	A	$51,023
Interest and fees on loans held for sale	868	9	-		877
Investment securities, taxable	691	1,724	-		2,415
Investment securities, nontaxable	3,904	8	-		3,912
Federal funds sold and other	519	733	-		1,252
Total interest income	40,158	17,844	1,477		59,479

Interest expense:
Deposits
Demand deposits	173	92	-		265
Savings and money market deposit account	748	537	-		1,285
Time	4,095	1,493	(71)	H	5,517
Other borrowings	655	644	82	I	1,381
Total interest expense	5,671	2,766	11		8,448

Net interest income	34,487	15,078	1,466		51,031
Provision for loan losses	1,316	55	-		1,371
Net interest income after loan loss provision	33,171	15,023	1,466		49,660

Non-interest income:
Service charges on deposit accounts and other fees	1,251	1,717	-		2,968
Gain on mortgage loans sold	3,675	191	-		3,866
Gain on sale of investment securities, net	59	-	-		59
Gain on sale other real estate	27	-	-		27
Loss on disposal of premise and equipment	(52)	-	-		(52)
Other	1,050	521	-		1,571
Total non-interest income	6,010	2,429	-		8,439

Non-interest expense:
Salaries and employee benefits	18,432	7,835	-		26,267
Occupancy	3,353	1,324	(34)	C	4,643
Information technology	2,715	1,214	-		3,929
Advertising and public relations	264	202	-		466
Audit, legal and consulting	2,865	438	(2,997)	M	306
Federal deposit insurance	399	260	-		659
Other operating	3,048	4,364	586	G	7,998
Total non-interest expense	31,076	15,637	(2,445)		44,268

Income before income tax expense	8,105	1,815	3,911		13,831
Income tax expense	1,942	3,238	1,498	N	6,678
Net income	6,163	(1,423)	2,413		7,153

Noncontrolling interest in net loss of subsidiary	1,083	-	-		1,083

Net income available to common shareholders	$7,246	$(1,423)	$2,413		$8,236

Basic earnings available to common shareholders per share	$0.89	$(0.28)			$0.78

Diluted earnings available to common shareholders per share	$0.88	$(0.28)			$0.77

Weighted average common shares outstanding:
Basic					10,567,936

Diluted					10,655,745

See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Information

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS

(Dollar Amounts In Thousands, Except Per Share Data)

NOTE 1 – BASIS OF PRESENTATION

The unaudited pro forma combined condensed financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted.

NOTE 2 – PRO FORMA ADJUSTMENTS

A.

Mark-to-market adjustment to reflect Community First’s loan portfolio at fair value. The accretable portion of the discount totals $5,883 and will be recognized as interest income over the estimated remaining lives of the related loans using a method that approximates the level yield method. The weighted average remaining life is estimated to be 54 months.

B.	Mark-to-market adjustment to eliminate Community First’s allowance for loan losses. Future credit losses were considered in the loan valuation discount described above.

C.

Mark-to-market adjustment to reflect premises and equipment of Reliant at fair value and the related depreciation expense. The fair value adjustment related to buildings will be recognized as a reduction in depreciation expense which is estimated to be over the remaining lives as originally established upon completion of the buildings. The remaining lives range from 5 to 30 years.

D.	Mark-to-market adjustment to reflect Community First’s other real estate at fair value.

E.	To record net deferred tax assets related to fair value adjustments and intangible assets acquired, excluding goodwill.

F.

To record goodwill equal to the excess of consideration paid over the fair value of assets and liabilities recognized. Goodwill will not be amortized for accounting purposes but will be tested for impairment at least annually, which may result in impairment losses in future periods.

G.

To record the core deposit intangible asset related to deposit customer relationships acquired and the related amortization expense, net of removing the existing core deposit intangible of Community First. This asset will be amortized over the estimated future benefit period of 12 years.

H.

Mark-to-market adjustment to record acquired time deposits at fair value and the related affect on interest expense. This fair value adjustment will be recognized as a reduction to interest expense on deposits using a method that approximates the level yield method over the estimated remaining life of 14 months.

I.

Mark-to-market adjustment to record acquired other borrowings at fair value and the related effect on interest expense. This fair value adjustment will be recognized as an increase to interest expense on other borrowings using a method that approximates the level yield method over the estimated remaining life of 18 years.

J.	To record contract settlement obligations related to the merger.

K.

To record acquisition consideration, eliminate retained earnings and accumulated other comprehensive income of Community First, and reflect the exchange of common stock based on the merger share exchange ratio.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS

(Dollar Amounts In Thousands, Except Per Share Data)

NOTE 2 – PRO FORMA ADJUSTMENTS (Continued)

M.

Adjustments to exclude non-recurring merger related expenses. During the year ended December 31, 2017 and Reliant incurred expenses totaling $1,431 and Community First incurred expenses totaling $1,565.

N.

Adjustment to reflect income tax expense related to pro forma adjustments to income. The blended income tax rate for state and federal taxes assumes the federal tax rate in effect for the year ended December 31, 2017.

The following table presents the estimated income or expense effect of the pro forma adjustments for the following five successive years, excluding the tax effect and the non-recurring merger expenses:

	Income (Expense)
	To Be Recognized in the Successive Years
	Period 1	Period 2	Period 3	Period 4	Period 5
Loans	$1,477	1,418	1,278	1,076	610
Premises and equipment	34	34	34	34	34
Core deposit	(586)	(586)	(586)	(586)	(604)
Deposits	71	11	-	-	-
Debentures	(82)	(82)	(82)	(82)	(82)
	$914	795	644	442	(42)

NOTE 3 – PURCHASE PRICE DETERMINATION

Measurement of the acquisition consideration was based on the fair value of Reliant’s common stock, which was more readily determinable than the fair value of Community First common stock. The fair value of Reliant common stock as of December 29, 2017, as determined based on the quoted closing market price as of that date. This date was the last open market date prior the merger. That closing price was multiplied by the number of common shares issued to the retained by the transferring shareholders of Community First. In addition, there were fractional shares redeemed of Community first shareholders that totaled $25.

The purchase price calculation is as follows:

Shares of CFB&T common stock outstanding as of December 31, 2017	5,025,884
Exchange ratio for Reliant Bancorp, Inc. common stock	0.481
Share conversion	2,417,450
Reliant Bancorp, Inc. common stock shares issued	2,416,444
$25.64
61.958
Value of fractional shares redeemed for cash	25
Estimated fair value of CFB&T	$61.983

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS

(Dollar Amounts In Thousands, Except Per Share Data)

NOTE 4 – PURCHASE PRICE ALLOCATION

The purchase price has been allocated to Community First’s tangible and intangible assets and liabilities as of December 31, 2017, based on their estimated fair values as follows (in thousands):

Total consideration (NOTE 3)	$61,983

Fair value of assets acquired and liabilities assumed:
Cash and cash equivalents	$(33,128)
Time deposits in other financial institutions	(23,309)
Securities available for sale	(69,078)
Loans, net of unearned income	(313,040)
Mortgage loans held for sale, net	(910)
Accrued interest receivable	(1,165)
Premises and equipment, net	(9,585)
Restricted equity securities	(1,727)
Cash surrender value of life insurance contracts	(10,664)
Other real estate owned	(1,650)
Deferred tax assets, net	(4,885)
Core deposit intangibles	(7,888)
Other assets	(1,888)
Deposits—noninterest-bearing	80,395
Deposits—interest-bearing	352,100
Other borrowings	11,522
Payables and other liabilities	4,978
Net liabilities assumed (net assets acquired)	$(29,922)

Goodwill	$32,061

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

FINANCIAL STATEMENTS

(Dollar Amounts In Thousands, Except Per Share Data)

NOTE 5 – EARNINGS PER COMMON SHARE

Unaudited pro forma earnings per common share for the year ended December 31, 2017, have been calculated using Reliant’s common shares outstanding plus the common shares issued to Community First shareholders in the merger. Under the terms of the merger agreement, Community First shareholders were entitled to receive .481 shares of Reliant common stock for each common share of Community First.

The following table sets forth the calculation of basic and diluted unaudited pro forma earnings per common share for the year ended December 31, 2017 (dollar amounts in thousands, except per common share amounts).

	Year Ended
	December 31, 2017
	Basic	Diluted

Pro forma net income available to common shareholders	$8,236	$8,236
Weighted average common shares outstanding:
Reliant	8,151,492	8,239,301
Community First (1)	2,416,444	2,416,444
Pro forma weighted average shares	10,567,936	10,655,745
Pro forma net income per common share	$0.78	$0.77

(1) Includes pro forma adjustment to basic and diluted shares based on merger share exchange ratio.